Exhibit 11.1

Independent Auditors’ Report

We hereby give consent to the use of our Firm’s audit report dated February 1, 2018 on the December 31, 2017 financial statements in the Form 1-A filing for Vermundi, Inc.

/s/ PKF O’Connor Davies, LLP
New York, New York
March 21, 2018

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